UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 15, 2006

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

12333 West Olympic Boulevard Los Angeles, California (Address of principal executive offices)	90064-1021 (Zip Code)
Registrant’s telephone number, including area code: (310) 893-1600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Explanatory Note:
This Amendment No. 1 amends the Current Report on Form 8-K dated September 15, 2006 to provide the financial statement information required by Item 9.01 which was excluded from the initial filing in reliance on Items 9.01(a)(4) and 9.01(b)(2).
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Rockwell Scientific Company LLC

Independent Auditors’ Report

Audited Financial Statements:

Consolidated Balance Sheet—At September 30, 2005

Consolidated Statement of Operations—Year Ended September 30, 2005

Consolidated Statement of Changes in Members’ Equity—Year Ended September 30, 2005

Consolidated Statement of Cash Flows—Year Ended September 30, 2005

Notes to Consolidated Financial Statements—Year Ended September 30, 2005

Unaudited Financial Statements:

Unaudited Condensed Consolidated Balance Sheets— June 30, 2006 and September 30, 2005

Unaudited Condensed Consolidated Statements of Operations— for the Nine Months Ended June 30, 2006 and June 30, 2005—

Unaudited Condensed Consolidated Statements of Cash Flow— for the Nine Months Ended June 30, 2006 and June 30, 2005

Notes to Unaudited Condensed Consolidated Financial Statements— June 30, 2006 and June 30, 2005

(b)	Pro Forma Financial Information.

The unaudited pro forma consolidated financial information of the Registrant and Rockwell Scientific Company LLC for the year ended January 1, 2006 and the nine-month period ended October 1, 2006.

(d)	Exhibits.
10.1	Purchase Agreement dated as of July 26, 2006, by and among Rockwell Automation, Inc., Rockwell Collins, Inc. and Teledyne Brown Engineering, Inc. (incorporated by reference to Exhibit 10.1 of Teledyne Technologies Incorporated Current Report on Form 8-K dated July 25, 2006 and filed July 28, 2006).

10.2	Guarantee of Teledyne Technologies Incorporated relating to the Purchase Agreement (incorporated by reference to Exhibit 10.2 of Teledyne Technologies Incorporated Current Report on Form 8-K dated July 25, 2006 and filed July 28, 2006).

23.1	Consent of Deloitte & Touche LLP

Item 9.01 (a)
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors of Rockwell Scientific Company LLC:
We have audited the accompanying consolidated balance sheet of Rockwell Scientific Company LLC and subsidiary (the “Company”) as of September 30, 2005, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at September 30, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
Los Angeles, California
January 13, 2006

ROCKWELL SCIENTIFIC COMPANY LLC
CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2005

2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$10,040,566
Accounts receivable, net of allowance for doubtful accounts of $139,358
Billed	11,019,632
Unbilled	14,274,332
Other receivables	418,288
Inventories	2,337,021
Prepaid expenses and other current assets	1,778,488

Total current assets	39,868,327

PROPERTY AND EQUIPMENT—Net	39,980,548

INTANGIBLE AND OTHER ASSETS—Net	4,520,768

PENSION ASSET	68,728,000

TOTAL	$153,097,643

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$7,847,189
Advance payments	1,327,980
Accrued expenses—employee-related	6,845,274
Other accrued expenses	3,373,946

Total current liabilities	19,394,389

ACCRUED EXPENSES—Employee-related	762,323

DEFERRED COMPENSATION PLAN LIABILITY	4,342,741

PENSION LIABILITY—Nonqualified	3,894,847

OTHER POSTRETIREMENT PLAN LIABILITIES	7,152,975

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY	117,550,368

TOTAL	$153,097,643

See accompanying notes to consolidated financial statements.

ROCKWELL SCIENTIFIC COMPANY LLC
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2005

2005
REVENUES:
Contract	$113,080,396
License and royalty revenues	868,594

Total revenues	113,948,990

COST AND EXPENSES:
Cost of revenues	105,979,712
Operating expenses	2,597,723

Total cost and expenses	108,577,435

PENSION INCOME	2,209,000

OPERATING INCOME	7,580,555

OTHER INCOME	140,695

NET INCOME	$7,721,250

See accompanying notes to consolidated financial statements.

ROCKWELL SCIENTIFIC COMPANY LLC
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY
FOR THE YEAR ENDED SEPTEMBER 30, 2005

			Total
	Rockwell	Rockwell	Members’
	Collins	Automation	Equity
BALANCE—October 1, 2004	57,414,559	57,414,559	114,829,118

Distribution to members	(2,500,000)	(2,500,000)	(5,000,000)

Net income	3,860,625	3,860,625	7,721,250

BALANCE—September 30, 2005	$58,775,184	$58,775,184	$117,550,368

See accompanying notes to consolidated financial statements.

ROCKWELL SCIENTIFIC COMPANY LLC
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED SEPTEMBER 30, 2005

2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,721,250
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,276,177
Provision for doubtful accounts	12,174
Loss on disposal of property and equipment	10,259
Pension and other postretirement changes	(949,000)
Changes in operating assets and liabilities:
Accounts receivable and other receivables	1,313,249
Inventories	(35,939)
Prepaid expenses and other assets	(1,038,795)
Accounts payable	916,602
Advance payments	1,016,298
Accrued expenses	1,393,239
Deferred compensation and pension liabilities	(626,665)

Net cash provided by operating activities	18,008,849

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,906,408)
Proceeds from sale of property and equipment	5,000
Restricted cash	318,069

Net cash used in investing activities	(6,583,339)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of capital lease obligation	(332,207)
Distribution to members	(5,000,000)

Net cash used in financing activities	(5,332,207)

NET INCREASE IN CASH AND CASH EQUIVALENTS	6,093,303

CASH AND CASH EQUIVALENTS—Beginning of year	3,947,263

CASH AND CASH EQUIVALENTS—End of year	$10,040,566

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION— Cash paid during the year for interest	$14,515

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:

Purchase of property and equipment included in accounts payable was $137,871 at September 30, 2005.

In 2005, the Company converted notes receivable of $258,333 into an investment in Coldwatt, Inc.
See accompanying notes to consolidated financial statements.

ROCKWELL SCIENTIFIC COMPANY LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED SEPTEMBER 30, 2005

1. GENERAL
     Rockwell Scientific Company LLC (the “Company”) performs contract work in advanced research and development of technologies in electronics, imaging, optics, materials, and information science for its strategic customers, including Rockwell Automation, Rockwell Collins, The Boeing Company (“Boeing”), and various U.S. government agencies. The Company also sells products and licenses in selected technical areas.
     The Company, formerly known as Rockwell Science Center, was a wholly owned subsidiary of Rockwell International. Effective June 29, 2001, Rockwell International spun off Rockwell Collins as a separate entity and became Rockwell Automation. Since that date, Rockwell Automation and Rockwell Collins each had a 50% ownership interest in the Company. As the change in corporate form and ownership of the Company was a result of the Rockwell International spinoff, all of the Company’s assets and liabilities have been contributed to the Company at historical cost.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Consolidation—The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiary, Rockwell Scientific Licensing, LLC. All significant intercompany accounts and transactions are eliminated in consolidation.
     Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Cash and Cash Equivalents—The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.
     Restricted Cash—The Company was required by a bank to maintain certificates of deposit as security for the letter of credit in favor of the insurance company for workers’ compensation insurance during fiscal year 2004. The bank waived this requirement for fiscal year 2005.
     Unbilled Accounts Receivable and Advance Payments—Costs and estimated earnings in excess of billings on incomplete contracts relate to amounts recoverable under contract terms and have been recognized as revenue in the financial statements and included in accounts receivable as unbilled. Such amounts generally become billable upon completion of a specified phase of the contract, negotiations of contract modifications, completion of government audit activities, or upon final acceptance by the customer.

Payments received in excess of costs and estimated earnings are classified as advance payments.
     Other Receivables—Other receivables represent non-trade receivables and the short-term portion of employee notes receivable. Non-trade receivables were $410,195 at September 30, 2005. The remaining balance represents the short-term portion of employee notes receivable. These notes receivable are unsecured and have terms ranging from 3 to 36 months. The Company does not charge interest on these notes.
     Inventories—Inventories are stated at the lower of cost or market using the average cost method.
     Inventories consist of the following:

2005
Raw materials	$1,989,266
Work in process—fixed price contracts	347,755

$2,337,021

     Concentration of Credit Risk—The Company’s financial instruments that are exposed to concentrations of credit risk include cash and cash equivalents, which are placed with high credit quality institutions, and accounts receivable. The Company had sales to two significant customers other than related parties (see Note 7), the largest of which is the U.S. government (prime and subcontracts), which accounted for approximately 69% of total revenues for the year ended September 30, 2005, with related billed and unbilled receivables of approximately 79% of net accounts receivable at September 30, 2005. Sales to Boeing accounted for approximately 12% of total revenues for the year ended September 30, 2005, with related billed and unbilled receivables of approximately 5% of net accounts receivable at September 30, 2005. The Company has an agreement with Boeing whereby Boeing is required to provide a minimum funding amount of $10,725,000 for each of the calendar years ending December 31, 2006 and 2007. The funding is renewed annually every December for the following fiscal year. The Company performs ongoing credit evaluations of its customers’ financial condition and maintains an allowance for doubtful accounts for potential credit losses.
     Property and Equipment—Property, equipment, and office furniture are stated at cost, less accumulated depreciation or amortization. Depreciation is provided for using accelerated and straight-line methods over the estimated useful lives of the assets, which range from 3 to 40 years. Leasehold and land improvements are amortized over the lesser of the useful lives of the improvements or the remaining lease term.
     Intangible and Other Assets—Other assets include investments of $2,769,953 at September 30, 2005, that are owned by the Company through a “grantor trust” (i.e., a “rabbi trust”) with an independent trustee (see Note 8). In addition, the balance includes investments of $762,323 at September 30, 2005, in debt securities classified as “trading” securities under Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities, and are stated at fair value as determined by quoted market prices. The investments are held for the

Company’s long-term incentive plan and have been classified as non-current, due to the fact that payment will be made beyond the next 12 months. Other assets also include the long-term portion of various software license agreements. The total gross software license balance was $2,606,420 at September 30, 2005. Accumulated amortization for these software licenses was $1,592,485 at September 30, 2005, respectively. The long-term portion of these balances was $429,297 at September 30, 2005. Software licenses are amortized on a straight-line basis over the life of the agreement, ranging from 12 to 48 months. Amortization expense for these software licenses was $774,137 for the year ended September 30, 2005. Estimated future amortization expense is $584,638, and $429,297 for fiscal years ended 2006 and 2007, respectively. The balance comprises the long-term portion of employee notes receivable, long-term deposits, and certain other long-term asset balances.
     Investments—Under the terms of a certain license agreement, the Company holds 800,000 shares of common stock and warrants to purchase an additional 250,000 shares of common stock of a private company to which it licensed certain technology. The Company accounts for this investment in common stock under the cost method, as its ownership interest is less than 20% and the Company does not have the ability to exert significant influence or control. This private company is in the early stages of development, and given the current operating results of this private company, no value has been ascribed to the common stock and common stock warrants at September 30, 2005.
     In 2005, the Company contributed intellectual property for 5,489,956 shares of common stock and cancelled a promissory note for in-kind services for $250,000, plus accrued interest of $8,333, for 500,000 shares of series A preferred stock and 746,076 shares of common stock in a development-stage company, Coldwatt, Inc., representing an approximate 12% ownership interest. The contributed intellectual property was recorded at historical cost of $0, as the transfer did not represent the culmination of an earnings process. The Company does not have the ability to exercise significant influence or control and accounts for the ownership under the cost method. At September 30, 2005, the investment was $258,333 and is included in other assets.
     Impairment of Long-Lived Assets—Long-lived assets are reviewed for impairment when events or circumstances indicate that the carrying amount of a long-lived asset may not be recoverable and for all assets to be disposed of. Long-lived assets held for use are reviewed for impairment by comparing the carrying amount of an asset to the undiscounted future cash flows expected to be generated by the asset over its remaining useful life. If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell. Management determines fair value using discounted future cash flow analysis or other accepted valuation techniques. As of September 30, 2005, no impairment was identified.
     Line of Credit—In November 2001, the Company entered into a loan agreement with Rockwell Collins and Rockwell Automation that established a revolving credit facility. The current agreement expires on November 12, 2006 and is unsecured. The agreement permits the Company to borrow up to $6,000,000. Amounts outstanding under this credit facility bear interest at the London InterBank Offered Rate (3.86% at September 30, 2005) plus a margin determined by the Company’s members. As of September 30,

2005, the Company had no outstanding borrowings. The Company had no interest expense related to the line of credit for the year ended September 30, 2005.
     Warranties—The Company has established warranties on a variety of products for potential returns and repairs. These warranties range from 9 to 12 months. The product warranty liability is included in other accrued expenses in the consolidated balance sheet.
     The following table represents the changes in product warranty liability:

Balance—October 1, 2004	190,192

Reductions for payments made in cash or in kind	(191,920)
Changes for accruals related to warranties issued during the period	50,000

Balance—September 30, 2005	$48,272

     Contract Revenues—The majority of the Company’s revenues result from cost-plus-fixed-fee and fixed-price contracts with U.S. government agencies (directly or indirectly through its contractors), commercial customers, and related parties. Revenues from cost-plus-fixed-fee contracts are recognized as the costs are incurred, including an estimated profit rate. Revenues from fixed-price contracts are either recognized upon delivery and customer acceptance under the completed-contract method of accounting or under the percentage-of-completion method of accounting, generally based on costs incurred as a percentage of total estimated costs of individual contracts (“cost-to-cost method”). Losses, if any, on contracts are recognized during the period in which the loss is determined.
     Amounts that represent costs and fees on contracts that have been earned but not billed are classified as an asset (costs and estimated earnings in excess of billings on incomplete contracts or unbilled accounts receivable). Amounts received in excess of costs and earnings are classified as a liability (advance payments). The Company uses provisional overhead rates for indirect cost recovery until final overhead rates are audited by the Defense Contract Audit Agency and then negotiated with the Defense Contract Management Agency. Final overhead rates have not yet been established for fiscal years 2004 and 2005.
     License and Royalty Revenues—Nonrefundable license fees that are payable at the initiation of a licensing agreement are recognized immediately as revenue when received or when collectibility is reasonably assured, provided that there are no future obligations or performance requirements. Nonrefundable license fees that are in essence a prepayment of future royalties are recognized as revenue when such royalties are receivable and earned. If it is determined that the initial license fee will not be fully applied against future revenues, the excess of the license fee is recognized as revenue in the period the determination is made. Royalty revenues are recognized once earned and collectibility is reasonably assured. Guaranteed minimum royalties are generally recognized when earned except if the following conditions are satisfied: (1) such payments are nonrefundable; (2) the Company has no significant obligation to perform future services; and (3) there is demonstrative evidence that future sales levels will not be sufficient to produce royalties to fully amortize the minimum guarantee. Under certain license agreements, the license of technology is accompanied by a technology transfer phase. The Company uses the cost-to-cost method to measure progress towards completion for recognizing revenue as the technology transfer is completed.
     Research and Development Expense—Research and development expense totaled $2,869,448 for the year ended September 30, 2005, of which $0 was sponsored by the Company for fiscal year 2005.
     Income Taxes—The Company is not subject to federal or state income taxes. Taxable income or loss of the Company are reportable on the income tax returns of the respective members. Under the terms of the agreement with Rockwell Collins and Rockwell Automation, the Company may be required to make distributions for income taxes paid by the members, but these conditions have not arisen to date.
     New Accounting Standards—In December 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46, Consolidation of Variable Interest Entities (revised in December 2003) (“FIN 46-R”). This interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities that either (i) do not have sufficient equity investment at risk to permit the entity to finance its activities without additional subordinated financial support or (ii) are owned by equity investors who lack an essential characteristic of a controlling financial interest. Generally, application of FIN 46-R is required in financial statements of nonpublic entities that have interests in an entity that is subject to this interpretation by the beginning of the first annual period beginning after December 15, 2004, and immediately to an entity that is subject to this interpretation created after December 31, 2003. As of September 30, 2005, there has been no impact related to FIN 46-R on the Company’s consolidated financial statements. Management believes that adoption of the provisions of FIN 46-R will not have a material impact on the Company’s consolidated financial statements.
     In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3. This statement replaces Accounting Principles Board (“APB”) Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a voluntary change in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Management currently believes that adoption of the provisions of SFAS No. 154 will not have a material impact on the Company’s consolidated financial statements.

3. ACCOUNTS RECEIVABLE
     Accounts receivable, net of allowance for doubtful accounts, consist of the following:

2005
Due from U.S. Government

Current accounts:
Billed	$7,933,084
Unbilled	12,120,747

Total	20,053,831

Due from Other Customers

Current accounts:
Billed	3,086,548
Unbilled	2,153,585

Total	5,240,133

$25,293,964

     The unbilled accounts receivable not expected to be collected within one year were $475,080 at September 30, 2005.
4. PROPERTY AND EQUIPMENT
     Property and equipment consist of the following:

	Useful
	Lives
	(Years)	2005
Land	N/A	$730,773
Land improvements	10–25	2,217,220
Leasehold improvements	15	18,900,602
Buildings and building improvements	15–40	23,022,159
Computer software	5	2,920,523
Machinery and equipment	4–8	71,883,824
Office furniture and equipment	6–15	10,520,567
Vehicles	3	75,698
Construction-in-progress	N/A	1,899,383

		132,170,749
Less accumulated depreciation and amortization		92,190,201

		$39,980,548

     Depreciation and amortization expense for the year ended September 30, 2005 was $7,502,040.
5. COMMITMENTS AND CONTINGENCIES
     The Company leases facilities and certain equipment under various agreements expiring through 2015. Certain leases contain rent escalation clauses that have been straight-lined over the life of the lease. Rent expense for the year ended September 30, 2005, was $1,802,337.
     Future minimum lease commitments under noncancelable operating leases in excess of one year are as follows:

2006	$1,299,322
2007	1,224,401
2008	1,275,994
2009	1,293,257
2010	1,278,193
Thereafter	3,168,161

Total	$9,539,328

     This schedule includes an operating lease commencing in fiscal year 2006. Future minimum lease commitments related to this lease are $451,882.
     Litigation—The Company and its subsidiary are involved in various legal proceedings, claims, and litigation arising in the ordinary course of business. However, based on the facts currently available, management believes that the disposition of matters that are pending or asserted will not have a materially adverse effect on the consolidated financial statements of the Company.
6. OBLIGATIONS UNDER CAPITAL LEASES
     Property under capital leases at October 1, 2004, consisted of equipment. Total cost of property under capital lease was $993,329. Accumulated amortization related to property under capital leases was $682,913 at October 1, 2004. The equipment was purchased in the year ended September 30, 2005.
7. RELATED-PARTY TRANSACTIONS
     The Company is owned 50% each by Rockwell Collins and Rockwell Automation. Sales to Rockwell Collins were 8% of total revenues for the year ended September 30, 2005, with billed and unbilled receivables of 3% of net accounts receivable at September 30, 2005. Sales to Rockwell Automation were 2% of total revenues for the year ended September 30, 2005, with billed and unbilled receivables of 2% of net accounts receivable at September 30, 2005.
     The Company has an agreement with Coldwatt, in which it has an investment accounted for under the cost method, pursuant to which the Company performs research and development services under a cost-reimbursement contract for Coldwatt through 2007. Sales to Coldwatt were 1% of total revenue for the year ended September 30, 2005, with billed and unbilled receivables of 2% of net accounts receivable at September 30, 2005.
     Rockwell Collins and Rockwell Automation have joint patents with Rockwell Scientific. The revenues generated from these patents are split based on the terms of each contract between Rockwell Scientific and either Rockwell Collins or Rockwell Automation. The portion of the total cash received related to joint license and royalty agreements that represents Rockwell Automation and Rockwell Collins’ share was

$742,483 for the year ended September 30, 2005. The portion of total expenses related to these joint agreements that represents Rockwell Automation and Rockwell Collins’ share was $12,500 for the year ended September 30, 2005.
8. BENEFIT PLANS
     In connection with the spinoff on June 29, 2001, pension plan obligations attributable to the Company’s domestic active and former employees and a proportionate share of pension plan assets were transferred from the Rockwell Retirement Plans, consisting of a qualified and a nonqualified plan, to new pension plans established by the Company. The Company also assumed its obligation for other postretirement benefits for such active and former employees.
     The Company sponsors pension and other postretirement benefit plans for its employees. The pension plans cover most of the Company’s employees and provide for monthly pension payments to eligible employees upon retirement. Pension benefits for salaried employees generally are based on years of credited service and average earnings. The Company’s policy is to fund its pension obligations in conformity with the funding requirements of applicable laws and governmental regulations. Other postretirement benefits are in the form of retirement medical plans and cover most of the Company’s employees and provide for the payment of certain medical costs of eligible employees and dependents upon retirement.
     The components of net periodic (benefit) cost are as follows (in thousands):

			Other
	Nonqualified	Qualified	Postretirement
	Pension	Pension	Pension
2005	Benefits	Benefits	Benefits
Service cost	$154	$2,169	$292
Interest cost	278	3,996	767
Expected return on plan assets		(9,544)
Amortization:
Prior service cost (benefit)	23	48	(366)
Net actuarial gain	47	620	567

Net periodic cost (benefit)	$502	$(2,711)	$1,260

     Significant assumptions used in determining the net periodic pension expense are summarized as follows (in weighted averages):

	2005
		Other
	Pension	Postretirement
	Benefits	Benefits
Discount rate	6.25%	6.25%
Compensation increase rate	4.50
Expected return on plan assets	8.50
Health care cost trend rate		11.00

     The accumulated benefit obligation for all defined benefit plans was $74,886,000 at September 30, 2005.
     Benefit obligation, plan assets, funded status, and net liability information as of September 30, 2005, is summarized as follows (in thousands):

			Other
	Nonqualified	Qualified	Postretirement
	Pension	Pension	Pension
2005	Benefits	Benefits	Benefits
Benefit obligation—beginning of period	$4,498	$65,164	$12,643
Service cost	154	2,169	292
Interest cost	278	3,996	767
Actuarial losses	(435)	15,414	2,109
Benefits paid	(92)	(2,465)	(703)
Participant contributions			102

Benefit obligation—end of period	4,403	84,278	15,210

Plan assets—beginning of period		104,527
Actual return on plan assets		8,494
Company contributions	92		601
Benefits paid	(92)	(2,465)	(703)
Participant contributions			102

Plan assets—end of period	—	110,556	—

Funded status of plans	(4,403)	26,278	(15,210)

Unamortized amounts:
Prior service cost (benefit)	166	313	(3,018)
Net actuarial loss	342	42,137	11,075

Net (liability) asset on balance sheet	$(3,895)	$68,728	$(7,153)

Net (liability) asset on balance sheet consists of:
Prepaid benefit cost	$—	$68,728	$—
Accrued benefit liability	(3,895)		(7,153)

Net (liability) asset on balance sheet	$(3,895)	$68,728	$(7,153)

     The Company uses an actuarial measurement date of June 30 to measure its benefit obligations. Significant assumptions used in determining these benefit obligations are summarized as follows (in weighted averages):

	2005
		Other
	Pension	Postretirement
	Benefits	Benefits
Discount rate	5.25%	5.25%
Compensation increase rate	4.50
Expected return on plan assets	8.50
Health care cost trend rate*		11.00

*	Decreasing to 5.5% after 2010 as of September 30, 2005.
     The Company sets the discount rate assumption annually for each of its retirement-related benefit plans at their respective measurement dates to reflect the yield of a portfolio of high quality, fixed-income debt instruments matched against the timing and amounts of projected future benefits.
     The Company’s expected return on assets assumption is derived from a detailed periodic study conducted by the Company’s actuaries and the Company’s asset management group. The study includes a review of the asset allocation strategy, anticipated future long-term performance of individual asset classes, risks (standard deviations), and correlations for each of the asset classes that comprise the funds’ asset mix. While the study gives appropriate consideration to recent fund performance and historical returns, the assumption is primarily a long-term, prospective rate.
     As of the measurement date in 2005, pension plans have the following asset allocations:

Actual Percentage of
Plan Assets at June 30,
2005
Asset category:
Equity securities	60%
Debt securities	40

Total	100%

     Other Postretirement Benefits—Assumed health care cost trend rates have a significant effect on amounts reported for retiree medical plans. A one percentage point change in assumed health care cost trend rates would have the following effect (in thousands):

	One Percentage	One Percentage
	Point Increase	Point Decrease
	2005	2005
Increase (decrease) to total of service and interest cost components	$153	$(120)
Increase (decrease) to postretirement benefit obligation	1,892	(1,528)

     Cash Flows:
     Contributions—The Company does not expect to contribute to its pension plans in 2006.
     Estimated Future Benefit Payments—The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

	Pension	Other
	Benefits	Benefits
2006	$2,969	$790
2007	3,317	809
2008	3,617	830
2009	3,893	842
2010	4,207	863
Through 2015	27,065	4,577

	$45,068	$8,711

     Defined Contribution Savings Plan—The Company also sponsors defined contribution savings plans for eligible employees. Expense related to these plans was $1,219,358 for the year ended September 30, 2005.
     “Old” Deferred Compensation Plan (Non-Qualified)—Certain employees of the Company were covered under a deferred compensation plan held by Rockwell International that was transferred at June 29, 2001, to the Company. Included in deferred compensation plan liability are accrued liabilities of approximately $1,571,383 at September 30, 2005. Prior to June 29, 2001, this plan was suspended and a new plan was created by the Company.
     “New” Deferred Compensation Plan (Non-Qualified)—This plan permits a select group of highly compensated employees to annually elect to defer up to 50% of their base salary and up to 100% of their annual bonus on a pre-tax basis and earn tax-deferred interest on these amounts. Distributions from the plan are selected by the participant. An “in-service” distribution is paid in a lump sum and requires a minimum of three years between the year of election and distribution. Distributions at retirement are paid in a lump sum or annual installments, not to exceed 15 years. In the case of termination prior to the planned distribution date, the participant will receive a lump-sum check. Upon death, the designated beneficiary receives the deferred account balance in the method previously selected. Included in deferred compensation plan liability are liabilities for the new plan of approximately $2,771,358 at September 30, 2005. The assets associated with the plan are owned by the Company through a “grantor trust” (i.e., a “rabbi trust”) with an independent trustee. The assets, which are reflected in other assets and represent investments consisting of mutual funds that invest in debt and equity securities, were approximately $2,769,953 at September 30, 2005. The investments are classified as “trading” securities under SFAS No. 115, and are stated at fair value as determined by quoted market prices. The Company has classified the investments as noncurrent due to the fact that the sale of the assets is dependent upon individual employee investment decisions. Unrealized gains were $315,715 for the year ended September 30, 2005.
******

ROCKWELL SCIENTIFIC COMPANY LLC
CONDENSED CONSOLIDATED BALANCE SHEETS — CURRENT YEAR UNAUDITED
AS OF JUNE 30, 2006 AND SEPTEMBER 30, 2005

	June 30,	September 30,
	2006	2005
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$9,820,471	$10,040,566
Accounts receivable, net of allowance for doubtful accounts of $102,679 at June 30, 2006 and $139,359 at September 30, 2005
Billed	12,175,898	11,019,632
Unbilled	15,814,252	14,274,332
Other receivables	58,739	418,288
Inventories	1,638,464	2,337,021
Prepaid expenses and other current assets	955,592	1,778,488

Total current assets	40,463,416	39,868,327

PROPERTY AND EQUIPMENT—Net	37,722,470	39,980,548

INTANGIBLE AND OTHER ASSETS—Net	4,948,325	4,520,768

PENSION ASSET	68,352,250	68,728,000

TOTAL	$151,486,461	$153,097,643

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,800,445	$7,847,189
Advance payments	1,127,576	1,327,980
Accrued expenses—employee-related	8,168,433	6,845,274
Other accrued expenses	3,070,135	3,373,946

Total current liabilities	18,166,589	19,394,389

ACCRUED EXPENSES—Employee-related	1,337,384	762,323

DEFERRED COMPENSATION PLAN LIABILITY	4,288,250	4,342,741

PENSION LIABILITY—Nonqualified	4,037,005	3,894,847

OTHER POSTRETIREMENT PLAN LIABILITIES	7,845,558	7,152,975

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY	115,811,675	117,550,368

TOTAL	$151,486,461	$153,097,643

See accompanying notes to unaudited condensed consolidated financial statements.

ROCKWELL SCIENTIFIC COMPANY LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
FOR THE NINE MONTHS ENDED JUNE 30, 2006 AND JUNE 30, 2005

	2006	2005
REVENUES:
Contract	$82,911,057	$80,345,304
License and royalty revenues	2,218,650	722,372

Total revenues	85,129,707	81,067,676

COST AND EXPENSES:
Cost of revenues	76,345,632	76,453,135
Operating expenses	5,200,650	1,597,492

Total cost and expenses	81,546,282	78,050,627

PENSION INCOME (EXPENSE)	(636,000)	1,656,750

OPERATING INCOME	2,947,425	4,673,799

OTHER INCOME	313,882	38,985

NET INCOME	$3,261,307	$4,712,784

See accompanying notes to unaudited condensed consolidated financial statements.

ROCKWELL SCIENTIFIC COMPANY LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
FOR THE NINE MONTHS ENDED JUNE 30, 2006 AND JUNE 30, 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,261,307	$4,712,784
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,891,812	5,519,967
Provision for doubtful accounts	2,402	77,222
Pension and other postretirement changes	1,732,215	(1,567,146)
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(2,862,372)	5,973,895
Inventories	698,556	(275,939)
Prepaid expenses and other assets	292,569	986,771
Accounts payable	(2,046,767)	(3,235,200)
Advance payments	(200,404)	(5,723)
Accrued expenses	1,594,433	(693,502)
Deferred compensation and pension liabilities	(484,992)	615,385

Net cash provided by operating activities	7,878,759	12,108,514

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment	(3,098,854)	(5,232,699)

Net cash used in investing activities	(3,098,854)	(5,232,699)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of capital lease obligation	—	(263,964)
Distribution to members	(5,000,000)	—

Net cash used in financing activities	(5,000,000)	(263,964)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(220,095)	6,611,851

CASH AND CASH EQUIVALENTS—Beginning of year	10,040,566	3,947,263

CASH AND CASH EQUIVALENTS—End of period	$9,820,471	$10,559,114

See accompanying notes to unaudited condensed consolidated financial statements.

ROCKWELL SCIENTIFIC COMPANY LLC
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE NINE MONTHS ENDED JUNE 30, 2006 AND JUNE 30, 2005

1. GENERAL
     Rockwell Scientific Company LLC (the “Company”) performs contract work in advanced research and development of technologies in electronics, imaging, optics, materials, and information science for its strategic customers, including Rockwell Automation, Rockwell Collins, The Boeing Company (“Boeing”), and various U.S. government agencies. The Company also sells products and licenses in selected technical areas.
     The Company, formerly known as Rockwell Science Center, was a wholly owned subsidiary of Rockwell International. Effective June 29, 2001, Rockwell International spun off Rockwell Collins as a separate entity and became Rockwell Automation. Since that date, Rockwell Automation and Rockwell Collins each had a 50% ownership interest in the Company. As the change in corporate form and ownership of the Company was a result of the Rockwell International spinoff, all of the Company’s assets and liabilities have been contributed to the Company at historical cost.
     These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended September 30, 2005 included in this filing on Form 8-K/A. In the opinion of the Company’ management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly, in all material respects, the Company’s consolidated financial position as of June 30, 2006, and the results of operations and cash flows for the nine months ended June 30, 2006 and 2005. The results of operations and cash flows for the period ended June 30, 2006, are not necessarily indicative of the results of operations or cash flows to be expected for any subsequent quarter or the full fiscal year.
2. SUPPLEMENTAL BALANCE SHEET AND OTHER INFORMATION
     Inventories—Inventories are stated at the lower of cost or market using the average cost method.

     Inventories consist of the following:

	June 30,	September 30,
	2006	2005
Raw materials	$1,554,968	$1,989,266
Work in process—fixed price contracts	83,496	347,755

	$1,638,464	$2,337,021

     Warranties—The Company has established warranties on a variety of products for potential returns and repairs. These warranties range from 9 to 12 months. The product warranty liability is included in other accrued expenses in the consolidated balance sheets.
     The following table represents the changes in product warranty liability:

Balance—October 1, 2004	$190,192
Reductions for payments made in cash or in kind	(146,692)

Balance—June 30, 2005	$43,500

Balance—October 1, 2005	$48,272

Reductions for payments made in cash or in kind	(66,709)
Changes for accruals related to warranties issued during the period	199,029

Balance—June 30, 2006	$180,592

3. COMMITMENTS AND CONTINGENCIES
     Litigation—The Company and its subsidiary are involved in various legal proceedings, claims, and litigation arising in the ordinary course of business. However, based on the facts currently available, management believes that the disposition of matters that are pending or asserted will not have a materially adverse effect on the consolidated financial statements of the Company.
4. RELATED-PARTY TRANSACTIONS
     The Company is owned 50% each by Rockwell Collins and Rockwell Automation. Sales to Rockwell Collins were 8% of total revenues for both the nine months ended June 30, 2006 and June 30, 2005. Sales to Rockwell Automation were 2% and 3% of total revenues for the nine months ended June 30, 2006 and June 30, 2005.
     The Company has an agreement with Coldwatt, in which it has an investment accounted for under the cost method, pursuant to which the Company performs research and development services under a cost-reimbursement contract for Coldwatt through 2007. Sales to Coldwatt were 2% of total revenue for the nine months ended June 30, 2006. Sales to Coldwatt were less than 1% of total revenue for the nine months ended June 30, 2005.

     Rockwell Collins and Rockwell Automation have joint patents with Rockwell Scientific. The revenues generated from these patents are split based on the terms of each contract between Rockwell Scientific and either Rockwell Collins or Rockwell Automation. The portion of the total cash received related to joint license and royalty agreements that represents Rockwell Automation and Rockwell Collins’ share was $1,151,223 and $642,483 for the nine months ended June 30, 2006 and June 30, 2005, respectively. There were no expenses related to these joint agreements that represents Rockwell Automation and Rockwell Collins’ share for the nine months ended June 30, 2006 and June 30, 2005, respectively.
5. BENEFIT PLANS
     In connection with the spinoff on June 29, 2001, pension plan obligations attributable to the Company’s domestic active and former employees and a proportionate share of pension plan assets were transferred from the Rockwell Retirement Plans, consisting of a qualified and a nonqualified plan, to new pension plans established by the Company. The Company also assumed its obligation for other postretirement benefits for such active and former employees.
     The Company sponsors pension and other postretirement benefit plans for its employees. The pension plans cover most of the Company’s employees and provide for monthly pension payments to eligible employees upon retirement. Pension benefits for salaried employees generally are based on years of credited service and average earnings. The Company’s policy is to fund its pension obligations in conformity with the funding requirements of applicable laws and governmental regulations. Other postretirement benefits are in the form of retirement medical plans and cover most of the Company’s employees and provide for the payment of certain medical costs of eligible employees and dependents upon retirement.

     The components of net periodic (benefit) cost are as follows (in thousands):

			Other
	Nonqualified	Qualified	Postretirement
	Pension	Pension	Pension
Nine months ended June 30, 2006	Benefits	Benefits	Benefits
Service cost	$72	$2,174	$269
Interest cost	171	3,265	683
Expected return on plan assets		(7,211)
Amortization:
Prior service cost (benefit)	17	35	(275)
Net actuarial gain		2,113	423

Net periodic cost (benefit)	$260	$376	$1,100

			Other
	Nonqualified	Qualified	Postretirement
	Pension	Pension	Pension
Nine months ended June 30, 2005	Benefits	Benefits	Benefits
Service cost	$116	$1,627	$219
Interest cost	209	2,997	575
Expected return on plan assets		(7,159)
Amortization:
Prior service cost (benefit)	17	36	(275)
Net actuarial gain	35	465	425

Net periodic cost (benefit)	$377	$(2,034)	$944

7. SUBSEQUENT EVENT
     On September 15, 2006, the Company was acquired by a subsidiary of Teledyne Technologies Incorporated for $167.5 million in cash.
******

Item 9.01(b)
Teledyne Technologies Incorporated and Rockwell Scientific Company LLC.
Unaudited Pro Forma Condensed Combined Financial Statements
On September 15, 2006, Teledyne Technologies through its subsidiary, Teledyne Brown Engineering, Inc. acquired Rockwell Scientific Company LLC (Rockwell Scientific) for $167.5 million in cash. The following unaudited pro forma condensed combined statements of income give effect to the acquisition of Rockwell Scientific as if it occurred at the beginning of Teledyne Technologies’ 2005 fiscal year. The unaudited pro forma condensed combined statements of income combine the historical statements of operations of Teledyne Technologies for the year ended January 1, 2006 and the historical statements of operations of Rockwell Scientific’s fiscal year ended September 30, 2005, giving effect to the acquisition as if it occurred at the beginning of the 2005 fiscal year, reflecting only pro forma adjustments expected to have a continuing impact on the combined results.
For the nine month presentation, Teledyne Technologies’ historical results for the period from January 2, 2006 to October 1, 2006 (which include Rockwell Scientific’s results for the 16 day period from the date of the acquisition, September 15, 2006 to the end of the reporting period October 1, 2006) were added to Rockwell Scientific’s historical results for the eight and one-half month period from October 1, 2005 to June 15, 2006. The nine month proforma income statement therefore includes nine months of Rockwell Scientific’s results and also gives effect to the acquisition as if it occurred at January 2, 2006, reflecting only pro forma adjustments expected to have a continuing impact on the combined results.
These unaudited pro forma condensed combined statements of income are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future. To produce the pro forma financial information, Teledyne Technologies allocated the purchase price using its best estimates of fair value. In addition, the unaudited pro forma condensed combined statements of income is presented for informational purposes only and is not intended to be a projection of future results and does not reflect any potential operating efficiencies or cost savings that might be achievable. The pro forma information is not necessarily indicative of what the results of operations actually would have been had the acquisition been completed as of the date indicated.
The unaudited pro forma financial information was prepared using the purchase method of accounting. Accordingly, the Company’s cost to acquire Rockwell Scientific has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of the completion of the acquisition. The differences between the fair value of the consideration paid and the estimated fair value of the assets and liabilities acquired has been recorded as goodwill. The amounts allocated to acquired assets and liabilities in the attached unaudited pro forma financial information is dependent upon certain intangible asset valuations and other studies that have not progressed to a stage where sufficient information is available to make a definitive allocation. These valuations and other studies are expected to be completed in the fourth quarter of 2006. Accordingly, the purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma condensed combined statements of income are preliminary and have been made solely for the purpose of preparing these unaudited pro forma condensed combined statements of income.

As noted above, the purchase price allocation is preliminary, however the following amounts reflect the estimated fair values of the assets acquired and liabilities assumed for the Rockwell Scientific acquisition at the acquisition date (in millions):

Current assets	$42.7
Property, plant and equipment	64.3
Goodwill	47.4
Acquired intangible assets	20.5
Other assets	40.8

Total assets acquired	215.7
Current liabilities	23.0
Other long-term liabilities	25.2

Total liabilities assumed	48.2
Purchase price	$167.5

Teledyne Technologies Incorporated
Unaudited Pro Forma Condensed Combined Statements of Income
For the Fiscal Year Ended January 1, 2006
(in millions, except per share amounts)

	Teledyne	Rockwell	Pro Forma		Pro Forma
	Technologies	Scientific	Adjustments		Combined
Net Sales	$1,206.5	$113.9	$		$1,320.4
Costs and expenses
Cost of sales	869.6	88.9	0.8	(a)	959.3
Selling, general and administrative expenses	236.2	17.4	3.8	(b)(c)	257.4

Total costs and expenses	1,105.8	106.3	4.6		1,216.7

Income before other income and expense and income taxes	100.7	7.6	(4.6)		103.7
Interest and debt expense, net	(3.5)	0.1	(9.7	)(d)	(13.1)
Other income	5.8	—	—		5.8

Income before income taxes	103.0	7.7	(14.3)		96.4
Provision for income taxes	38.8	—	(2.5	)(e)	36.3

Net income	$64.2	$7.7	$(11.8)		$60.1

Basic earnings per common share	$1.93				$1.81

Weighted average common shares outstanding	33.2				33.2

Diluted earnings per common share	$1.85				$1.73

Weighted average diluted common shares outstanding	34.7				34.7

(a)	To record estimated additional depreciation expense of $0.8 million due to the increase in estimated fair value for fixed assets acquired in the acquisition. Depreciation and amortization was determined using a combination of accelerated and straight-line methods over the estimated useful lives of the various asset classes. Buildings are depreciated over periods not exceeding 40 years, equipment over 4 to 15 years, computer hardware and software over 5 years and leasehold improvements over the shorter of their estimated remaining lives or lease terms.
(b)	To record estimated amortization of $3.9 million on intangible assets acquired in the acquisition. The Company is in the process of specifically identifying the amount to be assigned to intangible assets for the Rockwell Scientific acquisition and has made a preliminary estimate as of October 1, 2006, since there was insufficient time between the acquisition date and the end of the third quarter to finalize the valuation. The Company has assigned value to customer relationships, patents/technology and backlog on a preliminary basis and used an overall weighted-average amortization period of approximately 6 years.
(c)	To eliminate $0.1 million in expense for non-recurring costs related to this transaction that will not continue. These costs are primarily professional fees for legal and other costs.
(d)	To record estimated interest expense on the net acquisition debt of $167.5 million at the interest rate in effect at the time of the acquisition. The interest rate used to calculate interest expense was Teledyne Technologies’ then current rate of 5.8%.
(e)	To adjust the provision for income taxes to a combined assumed effective tax rate of 37.7%.

Teledyne Technologies Incorporated
Unaudited Pro Forma Condensed Combined Statements of Income
For the nine months ended October 1, 2006
(in millions, except per share amounts)

	Teledyne	Rockwell	Pro Forma		Pro Forma
	Technologies	Scientific	Adjustments		Combined
Net Sales	$1,041.9	$79.9	$—		$1,121.8
Costs and expenses			—
Cost of sales	743.5	62.6	0.6	(a)	806.7
Selling, general and administrative expenses	206.5	14.0	0.7	(b)(c)	221.2

Total costs and expenses	950.0	76.6	1.3		1,027.9

Income before other income and expense and income taxes	91.9	3.3	(1.3)		93.9
Interest and debt expense, net	(3.6)	0.2	(6.9	)(d)	(10.3)
Other income	4.3	—	—		4.3

Income before income taxes	92.6	3.5	(8.2)		87.9
Provision for income taxes	31.2	—	(1.7	)(e)	29.5

Net income	$61.4	$3.5	$(6.5)		$58.4

Basic earnings per common share	$1.79				$1.70

Weighted average common shares outstanding	34.3				34.3

Diluted earnings per common share	$1.73				$1.65

Weighted average diluted common shares outstanding	35.4				35.4

(a)	To record estimated additional depreciation expense of $0.6 million due to the increase in estimated fair value for fixed assets acquired in the acquisition. Depreciation and amortization was determined using a combination of accelerated and straight-line methods over the estimated useful lives of the various asset classes. Buildings are depreciated over periods not exceeding 40 years, equipment over 4 to 15 years, computer hardware and software over 5 years and leasehold improvements over the shorter of their estimated remaining lives or lease terms.

(b)	To record estimated amortization of $2.7 million on intangible assets acquired in the acquisition. The Company is in the process of specifically identifying the amount to be assigned to intangible assets for the Rockwell Scientific acquisition and has made a preliminary estimate of as of October 1, 2006, since there was insufficient time between the acquisition date and the end of the third quarter to finalize the valuation. The Company has assigned value to customer relationships, patents/technology and backlog on a preliminary basis and used an overall weighted-average amortization period of approximately 6 years.

(c)	To eliminate $2.0 million in expense for non-recurring costs related to this transaction that will not continue. These costs are primarily professional fees for legal and other costs.

(d)	To record estimated interest expense on the net acquisition debt of $167.5 million at the interest rate in effect at the time of the acquisition. The interest rate used to calculate interest expense was Teledyne Technologies’ then current rate of 5.8%.

(e)	To adjust the provision for income taxes to a combined assumed effective tax rate of 33.6%.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED
By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer

Dated November 30, 2006

EXHIBIT INDEX
Description
10.1	Purchase Agreement dated as of July 26, 2006, by and among Rockwell Automation, Inc., Rockwell Collins, Inc. and Teledyne Brown Engineering, Inc. (incorporated by reference to Exhibit 10.1 of Teledyne Technologies Incorporated Current Report on Form 8-K dated July 25, 2006 and filed July 28, 2006).

10.2	Guarantee of Teledyne Technologies Incorporated relating to the Purchase Agreement (incorporated by reference to Exhibit 10.2 of Teledyne Technologies Incorporated Current Report on Form 8-K dated July 25, 2006 and filed July 28, 2006).

23.1	Consent of Deloitte & Touche LLP